Exhibit 10.3

BCGF ACQUISITION CORP.

3 Soi Pridi Bhanomyong 28

Sukhumvit 71 Road, Klongton Nua

Wattana, Bangkok 10110, Thailand

May 29, 2023

BCGH LLC

33/36 Navamin 141

Nuanchan, Buengkum

Bangkok, Thailand

Attn.: Tassapon Bijleveld

RE:	Promissory Note dated May 16, 2022

Dear Sir:

Reference is hereby made to that certain Promissory Note dated May 16, 2022 in the original principal amount of $300,000 (the “Promissory Note”) that was issued by BCGF Acquisition Corp, a Delaware corporation (the “Maker”), to BCGH LLC, a Delaware limited liability company (the “Payee”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Promissory Note.

Pursuant to Section 13 of the Promissory Note, the Promissory Note may be amended with the written consent of the Maker and the Payee. By executing below, the undersigned Maker and Payee hereby agree to amend Section 1 of the Promissory Note by deleting Section 1 in its entirety and replacing Section 1 in its entirety with the following:

“1. Principal. The principal balance of this Note shall be payable by the Maker on the earlier of: (i) December 31, 2023 or (ii) the date on which Maker consummates an initial public offering of its securities. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.”

Except as expressly set forth herein, all of the other terms, conditions, covenants and provisions contained in the Promissory Note are, and shall continue to be, in full force and effect.

This instrument and its enforcement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, admissible into evidence, and all of which together shall be deemed to be a single instrument. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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Please acknowledge your agreement with the foregoing by signing in the space provided below.

BCGF ACQUISITION CORP.

By:	/s/ Tassapon Bijleveld
Name:	Tassapon Bijleveld
Title:	CEO

AGREED AND ACCEPTED:

BCGH LLC

By:	/s/ Tassapon Bijleveld
Name:	Tassapon Bijleveld
Title:	Manager